EXHIBIT 10.6

October 8, 2004

International Shipping Enterprises, Inc.

1225 Franklin Avenue, Suite 325

Garden City, New York 11530

Sunrise Securities Corp.

641 Lexington Avenue

25th Floor

New York, New York 10022

Re:          Initial Public Offering

Gentlemen:

The undersigned officer of International Shipping Enterprises, Inc. (“Company”), in consideration of Sunrise Securities Corp. (“Sunrise”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 9 hereof):

1.             In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circum-stances described in the prospectus relating to the IPO), the undersigned will take all reasonable actions within his power to cause the Trust Fund (as defined in the Letter of Intent) to be liquidated and distributed to the holders of the IPO Shares.  The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund that the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

2.             In order to minimize potential conflicts of inter-est which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the distribution of the Trust Fund or until such time as the undersigned ceases to be an officer of the Company, subject to any pre-existing fiduciary obligations the undersigned might have.

3.             The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the officers, directors and stockholders of the Company immediately prior to the IPO unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Sunrise that the business combination is fair to the Company’s stockholders from a financial perspective.

4.             Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

5.             Neither the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

6.             The undersigned agrees to be Vice President of the Company until the earlier of the consummation by the Company of a Business Combination or the distribution of the Trust Fund.  The undersigned’s biographical information furnished to the Company and Sunrise and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933.  The undersigned’s Questionnaire furnished to the Company and Sunrise and annexed as Exhibit B hereto is true and accurate in all respects.  The undersigned represents and warrants that:

(a)           he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)           he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c)           he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

7.             The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as Vice President of the Company.

8.             The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Sunrise and its legal representatives or agents (including any investigative search firm retained by Sunrise) any information they may have about the undersigned’s background and finances (“Information”).  Neither Sunrise nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

9.             As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of one or more ships or vessels or an operating business in the shipping industry selected by the Company; and (ii) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

Dragan Topalovich
Print Name of Insider

/s/ Dragan Topalovich
Signature

Exhibit A

Dragan Topalovich has been a vice president of ours since our inception.  Mr. Topalovich has been the president of Franser Brokerage Ltd., a New York chartering firm, since 1990.  From 1973 to 1990, Mr. Topalovich served as an independent chartering broker in New York City for several commodity and ship management companies based in the United States and Western Europe.  Mr. Topalovich is a graduate of Belgrade’s Business Academy and University of Economics, where he majored in foreign trade, ocean transportation and fundamentals of international law.  Mr. Topalovich also has attended a five-year intensive training program in international forwarding, customs and port procedures, management and contracting of ocean-going ships in worldwide trade.